Exhibit 21.1

The following is a list of subsidiaries of RPM International Inc. as of July 17, 2012:

Company Name	Place of Incorporation
2002 Perlindustria, S.L.U.	Spain
4Z-Co., Inc.	Pennsylvania (USA)
A/D Fire Protection Systems Corp.	Nevada (USA)
A/D Fire Protection Systems Inc.	Canada
Advanced Construction Materials Limited (Dormant)	United Kingdom
Advanced Sealants Limited (In Liquidation)	United Kingdom
Agpro (N.Z.) Limited	New Zealand
AgriCoat Industries Limited (In Liquidation)	United Kingdom
AgriCoat NatureSeal Limited (83% JV)	United Kingdom
Aislamientos Ignifugos Del Norte, S.L.	Spain
Aislamientos Ignifugos Zona Centro, S.L.U.	Spain
Alteco Technik GmbH	Germany
Amtred Limited (Dormant)	United Kingdom
Anglo Building Products Limited (Dormant)	United Kingdom
API S.p.A.	Italy
API USA, Inc.	Florida (USA)
Ardenbrite Products Limited (In Liquidation)	United Kingdom
Argos Gestion, S.L.U.	Spain
Ascoat Contracting Pty. Ltd.	Australia
AWCI Insurance Company, Ltd. (27.03% JV)	Bermuda
Beijing Dryvit Chemical Building Materials Co., Ltd. (88% JV)(In Liq.)	China
BLUE Line Equipment, LLC	Arizona (USA)
Bondex International, Inc.	Delaware (USA)
Bridgecare (UK) Limited (In Liquidation)	United Kingdom
Britflex Limited (In Liquidation)	United Kingdom
CAI-Tec GmbH	Switzerland
Canam Building Envelope Specialists Inc.	Canada
Carboline Company	Delaware (USA)
Carboline Dalian Paint Production Co., Ltd. (49% JV)	China
Carboline Dubai Corporation	Missouri (USA)
Carboline France S.A.S.	France
Carboline (India) Private Limited (80% JV)	India
Carboline International Corporation	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Korea Ltd. (49% JV)	Korea
Carboline Marine Europe AS	Norway
Carboline Norge AS	Norway
Chemical Specialties Manufacturing Corporation	Maryland (USA)
Chemrite Equipment Systems (Pty.) Ltd.	South Africa
Chemspec Europe Limited	United Kingdom
Chemtec Chemicals B.V.	Netherlands
Colcon NV	Belgium
Corgrate Fiberglass Systems, S.A. de C.V.	Mexico
Crossco (261) Limited (In Liquidation)	United Kingdom
Crossco (754) Limited (In Liquidation)	United Kingdom
Dane Color UK Limited	United Kingdom
DAP Brands Company	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

Day-Glo Color Corp.	Ohio (USA)
Day-Glo Hong Kong Limited	Hong Kong
Deancove Limited (In Liquidation)	United Kingdom
Dri-Eaz Products, Inc.	Washington (USA)
Dri-Eaz Products Limited	United Kingdom
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems, Inc.	Rhode Island (USA)
Dryvit Systems USA (Europe) Sp. zo.o.	Poland
Dryvit UK Limited	United Kingdom
Duratec Coatings Consultants Limited (In Liquidation)	United Kingdom
Ecoloc NV	Belgium
Espan Corporation Pte. Ltd.	Singapore
Euclid Admixture Canada Inc.	Canada
The Euclid Chemical Company	Ohio (USA)
Euclid Chemical de Centroamérica, S.A.	Costa Rica
Euclid Chemical, Venezuela, S.A.	Venezuela
Euclid Ecuador, S.A.	Ecuador
Eucomex, S.A. de C.V.	Mexico
Failsafe Metering International Limited	United Kingdom
FEMA Alsace du Nord Lorraine S.àr.l.	France
FEMA Farben und Putze GmbH	Germany
FEMA Real Estate GmbH & Co. KG	Germany
Fibergrate Composite Structures Incorporated	Delaware (USA)
Fibergrate Composite Structures Limited	United Kingdom
FibreGrid Limited	United Kingdom
Finishworks, Inc.	Ohio (USA)
Finishworks, LLC	Indiana (USA)
Finishworks, PA, Inc.	Pennsylvania (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Asia Sdn. Bhd.	Malaysia
Flowcrete Australia Pty. Limited	Australia
Flowcrete Europe Limited (Dormant)	United Kingdom
Flowcrete France S.A.S.	France
Flowcrete Group Limited	United Kingdom
Flowcrete (Hong Kong) Limited	Hong Kong
Flowcrete India Private Limited	India
Flowcrete International Limited (Dormant)	United Kingdom
Flowcrete Middle East FZCO	United Arab Emirates
Flowcrete New Zealand Limited	New Zealand
Flowcrete North America, Inc.	Texas (USA)
Flowcrete Norway AS	Norway
Flowcrete Polska Sp. zo.o	Poland
Flowcrete S.A. (Pty.) Limited	South Africa
Flowcrete Sweden AB	Sweden
Flowcrete UK Limited	United Kingdom
GJP Holdings Limited	United Kingdom
GJP Overseas Limited (In Liquidation)	United Kingdom
Gloucester Co., Inc.	Massachusetts (USA)
Grandcourt NV	Netherlands Antilles
Grupo StonCor, S.A. de C.V.	Colombia
Grupo StonCor, S.A. de C.V.	Mexico
Guardian Protection Products, Inc.	Delaware (USA)
Hermeta GmbH	Germany
HiChem Paint Technologies Pty. Limited	Australia
Hummervoll Industribelegg AS	Norway

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

II Rep-Z, Inc.	Pennsylvania (USA)
illbruck Holdings Limited (Dormant)	United Kingdom
illbruck Sealant Systems NV	Belgium
Industrial Flooring Services Limited (Dormant)	United Kingdom
Isocrete Project Management Limited	United Kingdom
Ivory Industrials (Pty.) Limited (Dormant)	South Africa
Japan Carboline Company Ltd. (50% JV)	Japan
Juárez Inmobiliaria, S.A.	Mexico
Kop-Coat Australia Pty. Limited	Australia
Kop-Coat, Inc.	Ohio (USA)
Kop-Coat New Zealand Limited	New Zealand
LBG Holdings, Inc.	Delaware (USA)
Magnagro Industries Pte. Ltd. (Dormant)	Singapore
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Mantrose UK Limited	United Kingdom
Martin Mathys NV	Belgium
Modern Masters Inc.	California (USA)
Monile France S.àr.l.	France
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures Funding, LLC	Delaware (USA)
New Ventures (UK) Limited	United Kingdom
New Ventures II (UK) Limited	United Kinddom
NMBFil, Inc. (fka Bondo Corporation)	Ohio (USA)
Nufins Limited (Dormant)	United Kingdom
Nullifire Limited (Dormant)	United Kingdom
Oakdyke Limited (In Liquidation)	United Kingdom
Orense Participaçðes S.A.	Brazil
Paint Centre Pty. Limited	Australia
Paramount Technical Products, Inc.	South Dakota (USA)
Parklin Management Group, Inc.	New Jersey (USA)
PDR GmbH (9.214% JV)	Germany
PDR Recycling GmbH & Co. KG (8.32% JV)	Germany
Perlita Y Vermiculita, S.L.U.	Spain
Perstorp Industrial Surfaces Limited (20% JV)	China
Pipeline and Drainage Systems Limited	United Kingdom
Pitchmastic PMB Limited	United Kingdom
Plasite, S.A. de C.V. Mexico (Dormant)	Mexico
Portazul, S.A. (94%)	Dominican Republic
Productos Cave S.A.	Chile
Productos DAP de Mexico, S.A. de C.V.	Mexico
Radiant Color NV	Belgium
Redwood Transport, Inc.(In Liquidation)	Ohio (USA)
Republic Powdered Metals, Inc.	Ohio (USA)
Restorx, Inc.	Nevada (USA)
RPM AL Holdings, Inc.	Delaware (USA)
RPM Asia Pte. Ltd. (Dormant)	Singapore
RPM/Belgium NV	Belgium
RPM Building Solutions Europe GmbH	Germany
RPM Building Solutions Group, Inc.	Delaware (USA)
RPM Canada, a General Partnership	Canada
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM CH, G.P.	Delaware (USA)
RPM China Pte. Ltd. (Dormant)	Singapore
RPM Consumer Holding Company	Delaware (USA)

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Holdco B.V.	Netherlands
RPM Europe SA	Belgium
RPM FCP I, Inc.	Delaware (USA)
RPM FCP II, Inc.	Delaware (USA)
RPM FCP Belgium SPRL	Belgium
RPM Funding Corporation	Delaware (USA)
RPM German Real Estate GmbH & Co. KG	Germany
RPM German Real Estate Management GmbH	Germany
RPM Germany GmbH	Germany
RPM Holdco Corp.	Delaware (USA)
RPM Holdings UK Limited (Dormant)	United Kingdom
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Ireland IP Limited	Ireland
RPM Lux Enterprises S.àr.l.	Luxembourg
RPM Lux Holdco S.àr.l.	Luxembourg
RPM New Horizons C.V.	Netherlands
RPM New Horizons Germany GmbH	Germany
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons, LLC	Delaware (USA)
RPM New Horizons Netherlands B.V.	Netherlands
RPM New Horizons Spain, S.L.U.	Spain
RPM New Horizons UK Limited	United Kingdom
RPM Nova Scotia ULC	Canada
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM South America Participaçðes Ltda.	Brazil
RPM United Kingdom G.P.	Non-registered UK Partnership.
RPM Ventures C.V.	Netherlands
RPM Ventures Netherlands B.V.	Netherlands
RPM WFG Finishworks Holdings, Inc.	Nevada (USA)
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPM Wood Finishes—Hong Kong Limited	Hong Kong
RPM Wood Finishes Ltd.—Shanghai	China
RPOW France S.A.S.	France
RPOW UK Limited	United Kingdom
RSIF International Limited	Ireland
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Australia Pty. Limited	Australia
Rust-Oleum Brands Company	Delaware (USA)
Rust-Oleum Corporation	Illinois (USA)
Rust-Oleum France S.A.S.	France
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Japan Corporation	Japan
Rust-Oleum Mathys Italia S.r.l. (Dormant)	Italy
Rust-Oleum Netherlands B.V.	Netherlands
Rust-Oleum Sales Company, Inc.	Ohio (USA)
Rust-Oleum UK Limited	United Kingdom
Sandco 953 Limited (In Liquidation)	United Kingdom
Sapphire Scientific Inc.	Arizona (USA)
Shanghai Tremco International Trading Co., Ltd. (Dormant)	China
Shieldcoate, Inc.	Indiana (USA)
Sino-British Flowcrete (Beijing) Trading Limited	China
SK Polymers FZCO (50% JV) (In Liquidation)	United Arab Emirates
Skagit Northwest Holdings, Inc.	Washington (USA)

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

Specialty Products Holding Corp.	Ohio (USA)
Spinvest90 Participaçðes Ltda.	Brazil
StonCor Africa (Pty.) Ltd.	South Africa
StonCor Australia (Pty.) Ltd.	Australia
StonCor Benelux B.V.	Netherlands
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor (Deutschland) GmbH	Germany
StonCor España SL	Spain
StonCor Group, Inc.	Delaware (USA)
StonCor Ireland Limited	Ireland
StonCor Lux S.ár.l	Luxembourg
StonCor Middle East LLC (49% JV)	United Arab Emirates
StonCor Namibia (Pty.) Ltd.	Namibia
StonCor Poland Sp. zo.o.	Poland
StonCor South Cone S.A.	Argentina
StonCor (Zhangjiagang Free Trade Zone) Trading Co., Ltd.	China
Stonhard de Mexico, S.A. de C.V. (99.99%)	Mexico
Stonhard Nederland B.V.	Netherlands
Stonhard S.A.S.	France
Stonhard (U.K.) Limited	United Kingdom
Structurecare Limited (In Liquidation)	United Kingdom
TCI, Inc.	Georgia (USA)
TCI Powder Coating Canada Inc.	Canada
TCI Powder Coatings de Mexico, S.A. de C.V.	Mexico
Tecnicas Aerograficas, S.L.U.	Spain
Timberex International Limited (Dormant)	United Kingdom
Tor Coatings Limited	United Kingdom
Toxement, S.A.	Colombia
Tremco Asia Pacific Pty. Limited	Australia
Tremco Asia Pte. Ltd.	Singapore
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Far East Limited (99.999%)	Hong Kong
Tremco illbruck AB	Sweden
Tremco illbruck B.V.	Netherlands
Tremco illbruck Coatings Limited	United Kingdom
Tremco illbruck Dis Ticaret A.S.	Turkey
Tremco illbruck Export Limited (In Liquidation)	United Kingdom
Tremco illbruck GmbH	Austria
Tremco illbruck GmbH & Co. KG	Germany
Tremco illbruck International GmbH	Germany
Tremco illbruck kft	Hungary
Tremco illbruck Limited	United Kingdom
Tremco illbruck L.L.C.	United Arab Emirates
Tremco illbruck NV	Belgium
Tremco illbruck ooo	Russia
Tremco illbruck OY	Finland
Tremco illbruck Productie B.V.	Netherlands
Tremco illbruck Production SAS	France
Tremco illbruck Produktion GmbH	Germany
Tremco illbruck SAS	France
Tremco illbruck, S.L.U.	Spain
Tremco illbruck Sp. zo.o.	Poland
Tremco illbruck s.r.o.	Czech Republic
Tremco illbruck Swiss AG	Switzerland
Tremco Incorporated	Ohio (USA)

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

Tremco (Malaysia) Sdn. Bhd.	Malaysia
Tremco Pty. Limited	Australia
Tremco Roofing & Facility Services Private Limited	India
Tremco Roofing UK Limited	United Kingdom
Tretobond Limited (Dormant)	United Kingdom
Tretol Group Limited (Dormant)	United Kingdom
Tretol Limited (Dormant)	United Kingdom
Universal Sealants Limited (In Liquidation)	United Kingdom
Universal Sealants (U.K.) Limited	United Kingdom
USL Asia Pacific Pte. Ltd. (25% JV)	Singapore
Vandex AG	Switzerland
Vandex Holding AG	Switzerland
Vandex International AG	Switzerland
Vandex Isoliermittel-Gesellschaft m.b.H	Germany
Vandex (UK) Limited (In Liquidation)	United Kingdom
Vandex (USA) LLC (49% JV)	Pennsylvania (USA)
Viapol Ltda.	Brazil
Visul Systems Limited (In Liquidation)	United Kingdom
VQS Comércio e Serviços Para Construção Civil Ltda.	Brazil
Watco Directo, S.L.U.	Spain
Watco GmbH	Germany
Watco Group Manufacturing Limited (In Liquidation)	United Kingdom
Watco International Limited (In Liquidation)	United Kingdom
Watco Limited (In Liquidation)	United Kingdom
Watco S.àr.l.	France
Watco UK Limited	United Kingdom
Watco USA, Inc.	Delaware (USA)
Weatherproofing Technologies, Inc.	Delaware (USA)
Weld Hold Limited	United Kingdom
Wm. Zinsser Limited (In Liquidation)	United Kingdom
Zinsser Brands Company	Delaware (USA)
Zinsser Holdings, LLC	Delaware (USA)

Note:	RPM International Inc. has a 23.15% interest in Kemrock Industries & Exports Ltd. (India).

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.